UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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GCP Applied Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENTAL DISCLOSURE DATED MARCH 30, 2017 REGARDING PROPOSAL THREE:
APPROVAL OF THE AMENDED AND RESTATED
GCP APPLIED TECHNOLOGIES INC. EQUITY AND INCENTIVE PLAN

On March 21, 2017, GCP Applied Technologies Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. Proposal Three set forth in the Proxy Statement is a proposal to approve the amended and restated GCP Applied Technologies Inc. Equity and Incentive Plan (the "Plan"), which if approved would increase the maximum number of shares available for issuance under the Plan by 8,000,000 shares. The Company is furnishing this supplement to correct (1) a clerical error regarding the figure included in the table on page 63 of the Proxy Statement for “Shares to be issued upon settlement of outstanding restricted units and performance units” as of December 31, 2016, and (2) a typographical error regarding the additional number of shares that would be available for issuance under the Plan upon approval of Proposal Three.
Accordingly, the table included on page 63 of the Proxy Statement is hereby replaced in its entirety with the following:

          Set forth below is information regarding options, restricted units and performance units granted under the Plan and outstanding as of December 31, 2016; (as of December 31, 2016, the Plan had 1,637,301 shares available for issuance):

Shares to be issued upon exercise of outstanding options	2,122,000
Weighted average exercise price of outstanding options	$16.92
Weighted average contractual term of outstanding options years	3.57 years
Shares to be issued upon settlement of outstanding restricted units and performance units	685,000
Total shares subject to outstanding Plan awards	2,807,000

In addition, in the second and third paragraphs on page 63 and the last paragraph on page 63, which carries over onto page 64, the Company notes that the amended and restated Plan, if approved by stockholders, would increase the number of shares available for issuance under the Plan by "8,000,000 million" shares. The correct number is 8,000,000 shares and all instances of "8,000,000 million" in such paragraphs are hereby replaced with "8,000,000."
Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.
This supplement should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote. If you wish to change your vote on any proposal, you may submit a new proxy card or take other action described in the Proxy Statement.